SUB-ITEM 77M

                                     MERGERS

                     AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

MORGAN STANLEY U.S. MID-CAP VALUE FUND TO INVESCO U.S. MID-CAP VALUE FUND

      On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley U.S. Mid-Cap Value Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco U.S. Mid-Cap Value Fund, (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASEF issued Class A shares of the Acquiring Fund to the Fund's Class P shareholders, Class Y shares of the Acquiring Fund to the Fund's Investment Class shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

MORGAN STANLEY U.S. SMALL CAP VALUE FUND TO INVESCO U.S. SMALL CAP VALUE FUND

      On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley U.S. Small Cap Value Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco U.S. Small Cap Value Fund, (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASEF issued Class A shares of the Acquiring Fund to the Fund's Class P shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

MORGAN STANLEY VALUE FUND TO INVESCO VALUE FUND

      On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley Value Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Value Fund, (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

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                                                                   SUB-ITEM 77M

MORGAN STANLEY VALUE II FUND TO INVESCO VALUE II FUND

      On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley Value II Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Value II Fund, (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASEF issued Class A shares of the Acquiring Fund to the Fund's Class P shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(g).